Exhibit 99.1



                            FOR FURTHER INFORMATION:

                            Media Relations:            Investor Relations:
                            Jim Vitak                   Bill Henderson
                            (614) 790-3715              (859) 815-4454
                            jevitak@ashland.com         wehenderson@ashland.com

                            FOR IMMEDIATE RELEASE
                            October 25, 2004


Ashland Inc. reports record
fourth quarter earnings

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                           Fiscal 2004 Highlights

o September quarter operating income rose 125 percent on strength of wholly owned divisions.
o Growth of sales volumes and lower costs drove continued improvement in the Chemical Sector:
     - Ashland Distribution: Record fourth quarter operating income contributed to a record year;
     - Valvoline: Premium product sales volumes up 18 percent in the September quarter, contributing to record fiscal year operating income;
     - Ashland Specialty Chemical: Improved economy contributes to significantly higher sales volumes and operating income.
o Improved margins contributed to sharp rebound in the Transportation Construction Sector.
o Refining and marketing profits remain strong as industry continues to operate at effective capacity.


                                                      Quarter ended September 30                  Year ended September 30
In millions except earnings per share                     2004              2003                      2004           2003
------------------------------------------------------------------------------------------------------------------------------

Operating income                                     $     268         $     119                 $     662        $   266
Income from continuing operations                    $     203         $      61                 $     398        $    94
Net income                                           $     200         $     137                 $     378        $    75
Diluted earnings per share:
    Income from continuing operations                $    2.81         $     .89                 $    5.59        $  1.37
    Net income                                       $    2.76         $    1.99                 $    5.31        $  1.10

     Ashland Inc. today reported record net income of $200 million, or $2.76 a share, for the quarter ended September 30, the fourth quarter of the company's 2004 fiscal year. Net income for the 2003 September quarter was $137 million, or $1.99 a share. Income from continuing operations for the 2004 quarter amounted to $203 million, or $2.81 a share, compared to $61 million, or 89 cents a share,

                                  -more-

Ashland Inc. reports record fourth quarter earnings, page 2



for the quarter a year ago. The difference between net income and income from continuing operations relates principally to a gain on the sale of the Electronic Chemicals business in the 2003 September quarter and quarterly charges of nearly $5 million for asbestos liabilities.
     For the year ended September 30, 2004, Ashland reported net income of $378 million, or $5.31 a share, compared to net income of $75 million, or $1.10 a share last year. Ashland's income from continuing operations for 2004 totaled $398 million, or $5.59 a share, compared to $94 million, or $1.37 a share, for 2003.
     "Overall, our fourth quarter results demonstrate our ability to leverage opportunities in an improving economy and to grow our businesses organically while lowering our costs," said James J. O'Brien, Ashland Inc. chairman and chief executive officer. "Positive results from the Transportation Construction Sector's business improvement efforts are beginning to occur, including the ability to perform successfully even during a devastating hurricane season. The Chemical Sector continued to improve everything from how it acquires and maintains customers to supply chain efficiency. Each of the businesses within this Sector is realizing the benefits of earlier cost-reduction initiatives."
     A solid performance from the Chemical Sector, which consists of the Ashland Distribution, Valvoline and Ashland Specialty Chemical divisions, was due in part to strengthening economic conditions. Higher sales volumes contributed to operating income for the September quarter of $77 million compared to $46 million in the 2003 period. The 2003 September quarter included $11 million in charges and expenses related to the company's Top-Quartile Cost Structure initiative.
     Ashland Distribution's operating income for the September quarter reached a record $23 million. Demonstrating its commitment to growth, Ashland Distribution achieved revenues for the quarter of $873 million, a 21-percent increase compared to the 2003 quarter. Sales volumes accounted for eight percentage points of this increase. The division's ongoing business transformation has resulted in improved customer satisfaction, lower costs and stronger overall performance. Ashland Distribution delivered an all-time record fiscal year with operating income of $78 million.
     Valvoline reported September quarter operating income of $30 million. While branded lubricant sales volumes declined consistent with the market, premium lubricant product sales volumes grew 18 percent. Valvoline Instant Oil Change reported record September quarter earnings due in part to increases in non-oil change revenues. Valvoline's premium product strategy contributed to record operating income of $105 million in 2004.
Operating income from Ashland Specialty Chemical was $24 million for the September quarter. This division has improved consistently despite the impact of rapidly increasing raw material costs. Sales revenues for the quarter were $369 million, a 19-percent increase compared to the 2003 quarter. Revenues from the Thermoset Resins businesses were up 29 percent compared to the 2003 period,


                                  -more-

Ashland Inc. reports record fourth quarter earnings, page 3


reflecting a 15-percent increase in volumes. Revenues from the Water Technologies businesses were up eight percent compared to the 2003 quarter. During the quarter, the division sold a parcel of land and fixed assets in Plaquemine, La. for $9 million, realizing a pre-tax gain of $6 million. The division's increased revenues reflect its strategy to develop innovative new products, provide superior technical service and expand globally. Ashland Specialty Chemical's operating income for the 2004 fiscal year was $87 million.
     The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), continues its recovery. Operating income for the September quarter was a record $70 million. These results benefited from several items, including a $5 million reversal of a previously established job loss reserve for a large highway project in Virginia. APAC continues to transform its business with sustained focus on cost control and expansion of its core capabilities. At September 30, APAC's $1.7 billion construction backlog, which consists of work awarded and funded but not yet performed, was equivalent to the record set in the 2003 September quarter. APAC's operating income for the 2004 fiscal year was $111 million.
     Operating income from refining and marketing was $151 million for the September quarter, increasing 28 percent over the 2003 period. Marathon Ashland Petroleum (MAP) performed well despite higher crude oil costs and the impact these higher prices have had on demand in MAP's primary Midwest market. During the quarter, MAP processed more than 1.1 million barrels per day of crude oil and other feedstocks. Fiscal year operating income from refining and marketing increased 46 percent to $383 million. Cash distributions from MAP have been suspended pending the transfer of the company's interest in the joint venture to Marathon Oil Corporation. If the proposed transaction closes, Ashland would receive proceeds equal to 38 percent of MAP's distributable cash at the time of closing. If the transaction does not close, Ashland would receive its share of these funds as part of its normal distributions. Ashland's share on September 30 was $203 million.
     The company continues to work on the previously disclosed MAP transaction, through which Ashland would transfer its 38-percent interest in MAP to Marathon Oil. The transaction is subject to several previously disclosed conditions, including approval by Ashland's shareholders, consent from public debt holders and receipt of a favorable private letter ruling from the Internal Revenue Service (IRS) with respect to the tax treatment.
     Ashland has filed registration statements and proxy materials with the Securities and Exchange Commission (SEC) and is responding to comments. In addition, Ashland submitted a request to the IRS for a private letter ruling on the tax-free status of the proposed transaction. The company continues to discuss the complex tax issues related to this transaction with the IRS. Ashland has not resolved all issues with the IRS and is exploring alternatives for the resolution of these issues.

                                  -more-

Ashland Inc. reports record fourth quarter earnings, page 4

     While there is still meaningful risk, Ashland continues to believe it is more likely than not that the transaction will close. With respect to the timing of closing, it is possible that the transaction will close by calendar year-end, but it is more likely that the transaction will close in the first calendar quarter of 2005.
     Ashland's 16-percent effective income tax rate for the September quarter was unusually low due to the recording of $48 million in tax benefits related to prior years. Ashland reached resolution with the
Internal Revenue Service on a number of open tax issues that resulted in the reversal of $33 million of contingency reserves. In addition, a review of prior year research and development costs was completed, resulting in a claim for additional credits valued at $15 million.
     "In summary, we remain steadfast in our drive toward top-quartile performance," O'Brien said. "As a result, we are entering the new fiscal year in a stronger competitive position. We believe we will be able to build on the progress we made in fiscal 2004 as we continue our focus on growth and operational efficiency."
     Today at 9:30 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website, www.ashland.com. Following the live event, an archived version of the webcast will be available at www.ashland.com/investors for 12 months. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.
                                    -0-

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility of failing to receive a favorable ruling from the Internal Revenue Service; the possibility that Ashland fails to obtain the approval of its shareholders; the possibility that the transaction may not close or that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2003, as amended, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004. Ashland filed an amended, preliminary proxy statement on Schedule 14A with the SEC on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read these documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because

Ashland Inc. reports record fourth quarter earnings, page 5



they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by ATB Holdings Inc. and New EXM Inc., and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, ATB Holdings Inc. and New EXM Inc., including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 8, 2003. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.


Ashland Inc. and Consolidated Subsidiaries                                                                                  Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended             Year ended
                                                                                     September 30               September 30
                                                                                -----------------------    ------------------------
                                                                                   2004         2003          2004          2003
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,334    $   2,142     $    8,301    $   7,566
     Equity income                                                                    155          133            432          301
     Other income                                                                      14            2             48           45
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,503        2,277          8,781        7,912
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,946        1,817          6,948        6,390
     Selling, general and administrative expenses                                     289          341          1,171        1,256
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,235        2,158          8,119        7,646
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                      268          119            662          266
     Net interest and other financial costs                                           (26)         (32)          (114)        (128)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                              242           87            548          138
     Income taxes                                                                     (39)         (26)          (150)         (44)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                     203           61            398           94
     Results from discontinued operations (net of income taxes)                        (3)          81            (20)         (14)
                                                                                ----------   ----------    -----------   ----------
INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                                                             200          142            378           80
     Cumulative effect of accounting change (net of income taxes)                       -           (5)             -           (5)
                                                                                ----------   ----------    -----------   ----------
NET INCOME                                                                      $     200    $     137     $      378    $      75
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS PER SHARE
     Income from continuing operations                                          $    2.81    $     .89     $     5.59    $    1.37
     Results from discontinued operations                                            (.05)        1.18           (.28)        (.19)
     Cumulative effect of accounting change                                             -         (.08)             -         (.08)
                                                                                ----------   ----------    -----------   ----------
     Net income                                                                 $    2.76    $    1.99     $     5.31    $    1.10
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          72           69             71           69

SALES AND OPERATING REVENUES
     APAC                                                                       $     770    $     785     $    2,525    $   2,400
     Ashland Distribution                                                             873          724          3,199        2,811
     Ashland Specialty Chemical                                                       369          311          1,386        1,212
     Valvoline                                                                        352          346          1,297        1,235
     Intersegment sales                                                               (30)         (24)          (106)         (92)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,334    $   2,142     $    8,301    $   7,566
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $      70    $      (3)    $      111    $     (42)
     Ashland Distribution                                                              23            5             78           32
     Ashland Specialty Chemical                                                        24           10             87           31
     Valvoline                                                                         30           31            105           87
     Refining and Marketing (a)                                                       151          118            383          263
     Corporate                                                                        (30)         (42)          (102)        (105)
                                                                                ----------   ----------    -----------   ----------
                                                                                $     268    $     119     $      662    $     266
                                                                                ==========   ==========    ===========   ==========

----------
(a) Includes Ashland's equity income from Marathon Ashland Petroleum LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.


Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                September 30
                                                                                                         ---------------------------
                                                                                                            2004           2003
                                                                                                         -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      243     $       223
         Accounts receivable                                                                                  1,290           1,135
         Inventories                                                                                            458             441
         Deferred income taxes                                                                                  103             142
         Other current assets                                                                                   208             144
                                                                                                         -----------    ------------
                                                                                                              2,302           2,085

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,713           2,448
         Goodwill                                                                                               513             523
         Asbestos insurance receivable (noncurrent portion)                                                     399             399
         Other noncurrent assets                                                                                319             279
                                                                                                         -----------    ------------
                                                                                                              3,944           3,649

     Property, plant and equipment
         Cost                                                                                                 3,104           3,047
         Accumulated depreciation, depletion and amortization                                                (1,848)         (1,775)
                                                                                                         -----------    ------------
                                                                                                              1,256           1,272
                                                                                                         -----------    ------------

                                                                                                         $    7,502     $     7,006
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      439     $       102
         Trade and other payables                                                                             1,362           1,371
         Income taxes                                                                                            14              11
                                                                                                         -----------    ------------
                                                                                                              1,815           1,484

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,109           1,512
         Employee benefit obligations                                                                           428             385
         Deferred income taxes                                                                                  367             291
         Reserves of captive insurance companies                                                                179             168
         Asbestos litigation reserve (noncurrent portion)                                                       568             560
         Other long-term liabilities and deferred credits                                                       330             353
                                                                                                         -----------    ------------
                                                                                                              2,981           3,269

     Common stockholders' equity                                                                              2,706           2,253
                                                                                                         -----------    ------------

                                                                                                         $    7,502     $     7,006
                                                                                                         ===========    ============

Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                                 Year ended
                                                                                                                September 30
                                                                                                          --------------------------
                                                                                                              2004           2003
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                    $      398     $       94
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                            193            204
         Deferred income taxes                                                                                   125             49
         Equity income from affiliates                                                                          (432)          (301)
         Distributions from equity affiliates                                                                    169            203
         Other items                                                                                               2              1
     Change in operating assets and liabilities (b)                                                             (246)            (8)
                                                                                                          -----------    -----------
                                                                                                                 209            242
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                      108              2
     Repayment of long-term debt                                                                                (100)          (216)
     Increase (decrease) in short-term debt                                                                       40            (10)
     Dividends paid                                                                                              (77)           (75)
                                                                                                          -----------    -----------
                                                                                                                 (29)          (299)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                             (210)          (112)
     Purchase of operations - net of cash acquired                                                                (5)            (5)
     Proceeds from sale of operations                                                                             48              7
     Other - net                                                                                                  26             13
                                                                                                          -----------    -----------
                                                                                                                (141)           (97)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                     39           (154)
     Cash provided (used) by discontinued operations                                                             (19)           287
                                                                                                          -----------    -----------
INCREASE IN CASH AND CASH EQUIVALENTS                                                                     $       20     $      133
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       95     $      108
     Ashland Distribution                                                                                         18             19
     Ashland Specialty Chemical                                                                                   41             40
     Valvoline                                                                                                    27             26
     Corporate                                                                                                    12             11
                                                                                                          -----------    -----------
                                                                                                          $      193     $      204
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       73     $       47
     Ashland Distribution                                                                                         10              5
     Ashland Specialty Chemical                                                                                   62             34
     Valvoline                                                                                                    26             18
     Corporate                                                                                                    39              8
                                                                                                          -----------    -----------
                                                                                                          $      210     $      112
                                                                                                          ===========    ===========

----------
(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $153 million in 2004 and $139 million in 2003, and its share of MAP's capital expenditures was $264 million in 2004 and $296 million in 2003.
(b)  Excludes changes resulting from operations acquired or sold.


Ashland Inc. and Consolidated Subsidiaries                                                                                   Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended                Year ended
                                                                                  September 30                  September 30
                                                                            --------------------------    --------------------------
                                                                               2004           2003           2004           2003
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at September 30 (millions) (a)                                                  $    1,746     $    1,745
     Net construction job revenues (millions) (b)                           $      451     $      457     $    1,433     $    1,361
     Hot-mix asphalt production (million tons)                                    10.7           11.5           33.4           32.5
     Aggregate production (million tons)                                           8.7            9.0           29.6           28.7
     Ready-mix concrete production (million cubic yards)                           0.3            0.5            1.7            2.0
ASHLAND DISTRIBUTION (c)
     Sales per shipping day (millions)                                      $     13.6     $     11.3     $     12.6     $     11.2
     Gross profit as a percent of sales                                            9.5%          10.1%           9.6%           9.9%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day (millions)                                      $      5.8     $      4.9     $      5.4     $      4.8
     Gross profit as a percent of sales                                           25.5%          29.7%          27.9%          29.9%
VALVOLINE
     Lubricant sales (million gallons)                                            50.3           51.3          191.6          193.5
     Premium lubricants (percent of U.S. branded volumes)                         22.9%          18.6%          21.5%          18.5%
REFINING AND MARKETING (d)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         977            966            920            900
         Other charge and blend stocks                                             146            142            167            133
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  610            590            600            554
         Distillates                                                               312            290            291            278
         Asphalt                                                                    86             77             74             71
         Other                                                                     130            157            135            131
                                                                            -----------    -----------    -----------    -----------
         Total                                                                   1,138          1,114          1,100          1,034
     Refined product sales (thousand barrels per day) (e)                        1,436          1,445          1,385          1,345
     Refining and wholesale marketing margin (per barrel) (f)               $     3.78     $     3.61     $     3.11     $     2.59
     Speedway SuperAmerica (SSA)
         Retail outlets at September 30                                                                        1,685          1,791
         Gasoline and distillate sales (million gallons)                           794            815          3,165          3,423
         Gross margin - gasoline and distillates (per gallon)               $    .1185     $    .1375     $    .1167     $    .1191
         Merchandise sales (millions) (g)                                   $      632     $      586     $    2,301     $    2,281
         Merchandise margin (as a percent of sales)                               24.4%          24.7%          24.4%          24.5%

----------
(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues, less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(d) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.
(e) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.
(f) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.
(g) Effective January 1, 2003, SSA adopted EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which requires rebates from vendors to be recorded as reductions to cost of sales. Rebates from vendors recorded in SSA merchandise sales for periods prior to January 1, 2003 have not been restated and included $46 million in the year ended September 30, 2003.